Exhibit 10.11
SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Eric Dresselhuys (“Executive”) and ESS Tech, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company at-will;

WHEREAS, Executive signed an April 1, 2021 Employment Agreement with the Company (the “Employment Agreement”);

WHEREAS, Executive signed a March 23, 2021 Employee Proprietary Information and Invention Assignment Agreement (the “Proprietary Information Agreement”);

WHEREAS, the Company granted Executive options to purchase an aggregate of 33,455 shares of the Company’s Common Stock (the “Options”) and an award of time-, stock-, and revenue-based restricted stock units covering an aggregate of 172,315 shares of the Company’s Common Stock (the “RSU Award,” and collectively with the Options, the “Equity Awards”), with each such Equity Award subject to the terms and conditions of the 2014 Equity Incentive Plan and 2021 Equity Incentive Plan (as applicable) and equity award agreements thereunder in the Company’s standard form (collectively the “Stock Agreements”);

WHEREAS, Executive’s employment with the Company shall terminate effective February 14, 2025 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Consideration.

a.Severance Payments. The Company agrees to pay Executive a total of Seven Hundred Forty-Seven Thousand Five Hundred Dollars ($747,500), less applicable withholdings. Such amount shall be paid in equal installments in accordance with the Company’s regularly scheduled payroll dates beginning as of the first regularly scheduled payroll date following the Effective Date of this Agreement and through the first anniversary thereof; provided that $247,500 shall be paid on March 31, 2025.

b.COBRA Reimbursement. The Company shall reimburse Executive for the payments Executive makes for COBRA coverage for a period of up to the first twelve (12) full calendar months after the Separation Date, or until Executive has secured health insurance coverage through another employer, whichever occurs first, provided that Executive timely elects and pays for continuation coverage pursuant to the Consolidated

Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating Executive’s payments for COBRA coverage.

c.Acceleration. Effective as of immediately prior to the Separation Date, the Company agrees to accelerate the vesting of the time-based Equity Awards such that Executive will be considered to have vested in such Equity Awards through, and no later than, the six-month anniversary of the Separation Date.

d.Board Membership. Executive shall resign from the Company’s Board of Directors (the “Board”) and any directorships and other positions that Executive holds with the Company and any subsidiary or affiliate of the Company in accordance with the Board’s instructions. Executive acknowledges that his resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Executive agrees to execute any necessary documents or other forms necessary to effectuate or document his resignation as a matter of local, state, or federal law.

e.Acknowledgement. Executive acknowledges that without this Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1.

2.Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of the outstanding Options and the acceleration noted in Section 1.c. above, Executive will be considered to have vested through the date that is six months following the Separation Date with respect to the time-based Equity Awards and until the Separation Date for all other Options.  Executive’s Equity Awards shall continue to be governed by the terms and conditions of the applicable Stock Agreements.

3.Benefits. Executive’s health insurance benefits shall cease on February 28, 2025, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date.

4.Payment of Compensation and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has (to the extent applicable) paid or provided all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

5.Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, the California Fair Employment and Housing Act, the Oregon Equality Act, the Oregon Age Discrimination Law, Oregon Discrimination Against Injured Workers Law, the Oregon Disability Discrimination Law, the Oregon Family Leave Act, the Oregon Whistleblower Protection Statute, the Oregon Wage and Hour Law, the Oregon Equal Pay Law, the Oregon Minimum Wage and Employment Conditions Law, Oregon Economic Dislocations Act, Oregon Wiretapping Protection Law, the Oregon Unlawful Discrimination for Service in Uniformed Service Law, the Oregon Military Family Leave Act, Oregon’s Initiating or Aiding Administrative, Criminal, or Civil Proceeding Law, Oregon’s Predictive Scheduling Law, and Oregon’s Prohibition Against Employers Compelling Employees to Falsify Wage and Hour Records;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any proceeds received by Executive from the Company; and

h.    any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or under Executive’s October 8, 2021 Indemnification Agreement (the “Indemnification Agreement”). This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits.

6.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

8.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

10.Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Agreement, Executive has continuing obligations to the Company under the Proprietary Information Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and under the following provisions of the Employment Agreement that will survive this Agreement: Section 7, Section 9, Section 10, and Section 13 (the “Surviving Provisions”). Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all Company property, devices and equipment, and taken all necessary steps to permanently delete or destroy all additional copies of information, documents, and other items provided to Executive by the Company (with the exception of a copy of any Employee Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.

11.Cooperation.

a.Executive agrees that, at the Company’s request, Executive shall provide reasonable cooperation and assistance to the Company in the transition of Executive’s role and in the resolution of any matters in which Executive was involved during the course of Executive employment, or about which Executive has knowledge, and in the defense or prosecution of any investigations, audits, claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including any investigations, audits, claims or actions involving or against its officers, directors and employees.  Executive’s cooperation with such matters shall include, without limitation, being available to consult with the Company regarding matters in which Executive has been involved or has knowledge; to reasonably assist the Company in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company. Executive agrees to keep the Company apprised of Executive’s current contact information, including telephone numbers, work address, home address, and email address(es), and to promptly respond to communications from the Company in connection with this Cooperation Section.  The Company agrees to compensate Executive at the rate of Two Thousand Dollars ($2,000) per eight-hour day for providing assistance at the Company’s request pursuant to this Section. Executive understands and agrees that his cooperation and assistance hereunder, and any payments he receives for such cooperation and assistance, are not intended to have any influence whatsoever on any testimony or other information he provides or on any specific outcome in any matter, and that Executive is expected at all times to provide truthful testimony and responses in connection with any matter.  Executive understands and agrees that Executive is not entitled to any additional compensation for such cooperation and assistance.

b.Subject to the “Protected Activity Not Prohibited” Section below, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” Section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

12.Non-disparagement. Subject to the “Protected Activity Not Prohibited” Section below, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from any disparagement, defamation, libel, or slander of Executive. The Company’s obligations in the foregoing sentence are limited to the members of its Board of Directors as of the Effective Date and only for so long as each is a Director of the Company.

13.Covenant Not To Compete. Executive agrees for a period of twelve (12) months immediately following the Termination Date, Executive will not, without the prior written consent of the Company, whether paid or not: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate himself with, any business whose business, products or operations are in any respect involved in the Covered Business.  For the purposes of this Agreement, “Covered Business” shall mean the business in which the Company is currently engaged, specifically the manufacture and development of long duration energy storage batteries, or in which the Company has plans to be engaged, or any service that the Company provides or has plans to provide as of the date hereof. The foregoing covenant shall cover Executive’s activities in every part of the Territory.  “Territory” shall mean (i) all counties in the State of Oregon; (ii) all other states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the Termination Date; and (iii) any other countries from which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the Termination Date. Executive acknowledges that Executive will derive significant value from the consideration set forth in this Agreement and Executive acknowledges that his obligations not to compete is necessary to protect Company confidential information and, consequently, to preserve the value and goodwill of the Company.  Executive also acknowledges that the time, geographic and scope limitations of his obligations set forth herein are fair and reasonable in all respects, especially in light of the Company’s need to protect Company confidential information and the international scope and nature of the Company’s business, and that Executive will not be precluded from gainful employment if Executive is obligated not to compete with the Company as set forth herein. In the event of Executive’s breach or violation of this Section 13, or good faith allegation by the Company of Executive’s breach or violation of this Section 13, the restricted periods set forth in this Section 13 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that Executive has breached or violated this Section 13, has been duly cured or resolved, as applicable. In the event that the provisions above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, Executive and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

14.Opportunity to Consult Counsel. Executive acknowledges that he has had an opportunity to consult with and be represented by counsel of the Executive’s choosing in the review of this Agreement, that he has been advised by the Company to do so, that he is fully aware of the contents of the Agreement, including its covenant not to compete, and of its legal effect, and that he enters into this Agreement freely, without duress or coercion, and based on his own judgment and wishes and not in reliance upon any representation or promise made by the Company other than those contained herein. Executive agrees that for purposes of California Labor Code Section 925 that the Executive has been in fact individually represented by legal counsel in negotiating the terms of this Agreement, including, without limitation, the designation of Oregon as the choice of law for purposes of this Agreement and the inclusion of the covenant not to compete contained herein.

15.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the Occupational Safety and Health Administration (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7.

16.Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Proprietary Information Agreement or the Surviving Provisions, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

17.No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

18.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

19.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY CLAIMS EXECUTIVE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF

OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN WASHINGTON COUNTY, OREGON, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE FEDERAL RULES OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

20.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

21.Section 409A. It is intended that this Agreement complies with, or is exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 1 of this Agreement will be made no later than March 15, 2026. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

22.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

23.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, including the Employment Agreement, but with the exception of the Proprietary Information Agreement, including but not limited to Section 5 with respect to the non-solicitation of employees, consultants, contractors, customers or potential customers, the Surviving Provisions, the Indemnification Agreement, and the Stock Agreements.

26.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chairman of the Board.

27.Governing Law. This Agreement shall be governed by the laws of the State of Oregon, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” Section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of Oregon.

28.Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

30.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)    Executive has read this Agreement;

(b)    Executive has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Executive’s own choice or has elected not to retain an attorney;

(c)    Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Executive is fully aware of the legal and binding effect of this Agreement; and

(e)    Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        ERIC P. DRESSELHUYS, an individual

Dated: February 13, 2025        /s/ Eric P. Dresselhuys
        Eric P. Dresselhuys

        ESS TECH, INC.

Dated: February 13, 2025    By     /s/ Harry Quarls
            Harry Quarls
            Director

[Signature page to Separation Agreement and Release]